                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Consolidated Stainless, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CONSOLIDATED STAINLESS, INC.
                            1601 EAST AMELIA STREET
                             ORLANDO, FLORIDA 32803

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 25, 1997

                            To the Shareholders of
                         CONSOLIDATED STAINLESS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Consolidated Stainless, Inc. (the "Company" or the "Corporation") will be held at the manufacturing facility of the Company located at 95 Bennett Street, Auburndale, Florida on Thursday, September 25, 1997, at 10:00 a.m. local time for the following purposes:

        i. To elect four (4) directors to hold office until the next Annual Meeting;

        ii. To ratify the selection of BDO Seidman, LLP as auditors of the Company for the Fiscal Year ending December 31, 1997;

        iii. To authorize an amendment to the Company's Certificate of Incorporation to increase the Company's authorized capital by (i) redesignating the shares the Company's authorized voting Common Stock as Class A Voting Common Stock and (ii) creating a new class of Non-Voting Class B Common Stock, of which 300,000 shares of Non-Voting Class B Common Stock will be authorized;

        iv. To approve the increase of the number of available shares underlying the Corporation's Stock Option Plan from 800,000 shares of voting Common Stock to 1,100,000 shares of voting Common Stock; and

        v. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed August 14, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on August 14, 1997 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

Dated: August 18, 1997                    By Order of the Board of Directors

                                          Harvey B. Adams, Chairman of the Board

      WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND
            RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED
                STAMPED ENVELOPE PROVIDED FOR YOUR USE.

                       CONSOLIDATED STAINLESS, INC.
                          1601 East Amelia Street
                           Orlando, Florida 32803

                       ----------------------------

                                PROXY STATEMENT

                       ----------------------------

                GENERAL INFORMATION CONCERNING SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Consolidated Stainless, Inc. (hereinafter referred to as the "Company" or the "Corporation"), for its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 A.M. on Thursday, September 25, 1997, or any adjournments thereof, at the main manufacturing facility of the Company, 95 Bennett Street, Auburndale, Florida. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. Copies of this proxy statement and the accompanying form of proxy shall be mailed to the shareholders of the Company on or about August 18, 1997, accompanied by a copy of the Annual Report of the Company containing financial statements as of and for the Fiscal Years ended December 31, 1996, 1995 and 1994, together with other information respecting the Company.

    If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made the shares will be voted to approve each proposition and to elect each nominee for director identified on the proxy. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. A proxy may also be revoked by any shareholder present at the Meeting who expresses a desire in writing to revoke a previously delivered proxy and to vote his or her shares in person. The mere presence at the Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Meeting will not revoke a proxy received prior to the Meeting; and a subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

    All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting material to their principals.

    As of August 14, 1997, the following shareholders holding 2,028,813 of the votes represented by shares of the voting stock of the Company, in the aggregate constituting approximately 44% of the total votes represented by shares entitled to vote at the Meeting, have indicated their intention to vote in person or by proxy in favor of all nominees for director and all other matters to be submitted for consideration at the Meeting: Harvey B. Adams (1,662,319 shares), Ronald J. Adams (338,844 shares), Michael A. Sigmon (15,400 shares), Burton R. Chasnov (9,250 shares) and Robert J. Gamson (3,000 shares).






      (The remainder of this page has been intentionally left blank)

                      DIRECTORS, NOMINEES FOR DIRECTOR AND
              EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

    The executive officers, directors, nominees for director and key employees of the Company are as follows:

     NAME                AGE                    POSITION
-------------------     -----     -------------------------------------

Harvey B. Adams           50      Chairman of the Board of Directors, Nominee
                                  for Director and Chief Executive Officer

Ronald J. Adams           48      President, Director, Nominee for Director and
                                  Chief Operating Officer

Burton R. Chasnov         50      Executive Vice President and Chief
                                  Financial Officer

Michael A. Sigmon         48      Vice President

James Read Boles          43      Chief Operating Officer and General
                                  Manager--Flow Components division

Robert J. Gamson          61      Director

David M. Barnes           54      Director and Nominee for Director

Stephen A. Weiss          56      Director and Nominee for Director

-----------

    HARVEY B. ADAMS. Mr. Adams is the founder of the Company which he started in 1973. For approximately six years prior thereto he was employed in chemical sales by Drew Chemical, Tampa, Florida and started a ship's chandler business. Harvey Adams is a 1970 graduate of the United States Merchant Marine Academy and holds a Bachelor of Science degree in Marine Engineering. He is the brother of Ronald J. Adams, the President of the Company.

    RONALD J. ADAMS. Mr. Adams is a principal shareholder of, and has been continuously employed in senior executive capacities with the Company since 1978. For approximately five years prior thereto he held sales positions with small privately-owned corporations. Mr. Ronald Adams is a 1971 graduate of the United States Merchant Marine Academy and holds a Bachelor of Science degree in Marine Engineering. He is the brother of Harvey B. Adams, the Chief Executive Officer of the Company.

    BURTON R. CHASNOV. Mr. Chasnov, as of July 1, 1996, became an Executive Vice President and the Chief Financial Officer of the Company. Mr. Chasnov had been the Company's and its predecessors' tax accountant and outside consultant for the past 15 years and had operated his own public accounting practice since 1978. Concurrently during the period 1978 through 1987, Mr. Chasnov served as the Vice President of Finance for Ploss Hotels Corporation, a hotel management company. Prior to that time, Mr. Chasnov worked for three public accounting firms, Arthur Andersen & Co., Clarence Rainess & Co. and Laventhol and Horwath, CPAs.

    MICHAEL A. SIGMON. Mr. Sigmon, together with his wife, started Alloy Piping Supply, Inc. in Jacksonville, Florida in August 1974 as a distributor of stainless steel welded pipe and related products; which corporation was merged with the Company as of May 1992. From 1970 to 1974, Mr. Sigmon was a sales representative for Camalloy, Inc., a stainless steel distributor in Pennsylvania. For approximately five years prior thereto he was in the sales department for Bristol Metal Products, Inc., a subsidiary of Synalloy Corporation.

    JAMES READ BOLES. Mr. Boles joined the Company as the Chief Operating Officer and General Manager of the Flow Components division in January 1996, when the Company acquired Flow Components, Inc. From 1991 to January 1996, Mr. Boles served as President and a principal stockholder of Flow Components, Inc., a manufacturer and distributor of stainless steel flanges. Prior to his acquisition of Flow Components, Mr. Boles was a principal in the acquisition and operation of certain privately-owned businesses.

    ROBERT J. GAMSON. From 1968 to 1991, Mr. Gamson was the founder, President and principal stockholder of Aaron Scrap Metals, Inc., a dealer in ferrous and non-ferrous metals purchased primarily from industrial plants and government agencies. Such commodities were resold in both the domestic and foreign metals markets. In 1991, Mr. Gamson sold Aaron Scrap Metals, Inc. to Commercial Metals Co. located in Dallas, Texas. Mr. Gamson presently serves as President of Surplus Steel and Supply, Inc. located in Orlando, Florida.

    DAVID M. BARNES. Mr. Barnes has been a Director of the Company since June 21, 1994. Mr. Barnes has been Chief Financial Officer of American United Global, Inc. since May 15, 1996, and Vice President Finance and director of American United Global, Inc. since November 8, 1996. American United Global, Inc. is a Nasdaq/NMS listed company that owns software development, telecommunications consulting and construction equipment distribution companies, since May 15, 1996. From April 1990 until July 1990, Mr. Barnes also served as an officer and director of Intelcom Data Systems, Inc., which engages in the design and development of software for the foreign currency exchange and banking industries. From October 1987 until May 1989, Mr. Barnes was Vice President of Finance at U.S. Home Care Corp., a home health care provider. From April 1983 until September 1987, Mr. Barnes was Vice President of Finance and Administration of Lifetime Corporation. From 1975 to 1983, Mr. Barnes was Executive Vice President of Beefsteak Charlies, Inc. Mr. Barnes served as a Director of Universal Self Care, Inc., a distributor and retailer of products and services principally for diabetics, from May 1991 to June 1995 and he is a director, President and a minority stockholder of American Complex Care, Incorporated, a public company formerly engaged in providing on-site health care services, including intradermal infusion therapies. In April 1995, American Complex Care, Incorporated's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings.

    STEPHEN A. WEISS. Mr. Weiss has been a director of the Company since June 21, 1994. Mr. Weiss is a stockholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to the Company, and has been a lawyer in private practice in New York, New York for more than 25 years. Mr. Weiss is a director of Lanxide Corporation, a developer of patented materials technology related to the fabrication of ceramic-reinforced composite products.

    The Company has Audit and Compensation Committees, and it is the Board's Compensation Committee which administers the Company's Stock Option Plan. The responsibilities of the Audit Committee include recommending to the Board of Directors the firm of independent accountants to be retained by the Company, reviewing with the Company's independent accountants the scope and results of their audits, and reviewing with the independent accountants and Management the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff. The Compensation Committee will have responsibility for establishing and reviewing employee compensation plans. The Compensation Committee administers the Company's stock option plan.

    Non-management directors of the Company will receive directors' fees of $500 per meeting for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance. The Company does not intend to separately compensate employees for serving as directors.

Compliance with Section 16(a) Of the Exchange Act.

    To the knowledge of the Company, no officers, directors, beneficial owners of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, which ended December 31, 1996, other than Michael Sigmon, who had a late filing of his Form 5 for the 1996 fiscal year.

                             EXECUTIVE COMPENSATION

    The following table sets forth the amount of all compensation paid by the Company for services rendered during each of 1994, 1995 and 1996 to the person serving as the Company's Chief Executive Officer at any time during such periods and to each of the Company's executive officers whose total salary and bonus compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                                                                         LONG TERM COMPENSATION
                                                                      ----------------------------
                                      ANNUAL COMPENSATION(1)                  AWARDS       PAYOUTS
                                ------------------------------------  -------------------  -------
                                                                                                      ALL
                                                         OTHER (2)    RESTRICTED                     OTHER
                                                           ANNUAL       STOCK    OPTIONS/   LTIP     COMPEN
NAME AND               FISCAL                           COMPENSATION   AWARDS      SARS      ($)     SATION
PRINCIPAL POSITION      YEAR    SALARY ($)  BONUS ($)        ($)         ($)        (#)    PAYOUTS    ($)
------------------     ------   ----------  ---------   ------------  ---------- --------  -------   ------


Harvey B. Adams
Chairman of the         1994      312,500          0        30,617             0   45,000       0         0
Board and Chief         1995      312,500    360,000        32,855             0   30,000       0         0
Executive Officer       1996      312,500          0        55,080             0  150,000       0         0

Ronald J. Adams         1994      187,500          0        35,085             0   45,000       0         0
President and Chief     1995      187,500    240,000        47,161             0   30,000       0         0
Operating Officer       1996      187,500    120,000        36,805             0  150,000       0         0

                        1994       26,842          0             0             0        0       0         0
Christopher B. Cole     1995      125,000          0         7,318             0        0       0
Executive V.P. (3)      1996      121,362          0         9,304             0   15,000       0    95,096

                        1994      140,000          0        11,467             0    7,500       0         0
Michael Sigmon          1995      160,000     24,000         8,736             0    5,000       0         0
Vice President          1996      196,000          0         9,012             0        0       0         0


------------------------

(1) Does not include an aggregate of $93,238, $33,072, and $54,954 paid in respect of the 1996 fiscal year, $93,238, $33,072 and $55,108 paid in respect of the 1995 fiscal year, and $94,138, $33,072 and $54,954 paid in respect of the 1994 fiscal year, in rent to Harvey Adams, Ronald Adams and Michael and Barbara Sigmon, respectively, for warehouse and office facilities leased by the Company from such persons.

(2) Represents the cost of additional employee benefits to the particular executive officer (e.g., health insurance, automobile) other than cash compensation.

STOCK OPTION GRANTS

     The Company has granted (net of forfeitures and cancellations) an aggregate of 769,350 stock options under its 1993 stock option plan, as amended, of which 56,050 stock options have been exercised through August 14, 1997. The following table sets forth information concerning the granting of stock options during fiscal 1996 to each of the executive officers named in the Summary Compensation Table.

                    OPTION GRANTS IN LAST FISCAL YEAR



                               INDIVIDUAL GRANTS
                          -----------------------------                            POTENTIAL REALIZED VALUE AT
                                            % OF TOTAL                               ASSUMED ANNUAL RATES OF
                                           OPTIONS/SARS     EXERCISE                STOCK PRICE APPRECIATION
                                            GRANTED TO      OR BASE                     FOR OPTION TERM
                          OPTIONS/SARS     EMPLOYEES IN      PRICE    EXPIRATION   ---------------------------
NAME                       GRANTED (#)      FISCAL YEAR      ($/SH)      DATE          5%($)        10%($)
----                      ------------     ------------     --------  ----------       -----        ------

Harvey B. Adams             150,000            37.6          5.125      9/03/01       981,141       1,238,080
Ronald J. Adams             150,000            37.6          5.125      9/03/01       981,141       1,238,080
Christopher B. Cole          15,000             3.8         11.875      8/31/00       227,338         286,872


    The following table sets forth information concerning the number of unexercised options, and the value of such unexercised options, for each of the executive officers named in the Summary Compensation Table.

        AGGREGATED OPTIONS/SARS EXERCISED IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES


                                                                                          VALUE OF
                                                                                         UNEXERCISED
                          SHARES                        NUMBER OF UNEXERCISED            IN-THE-MONEY
                       ACQUIRED ON         VALUE        OPTIONS/SARS AT FISCAL          OPTIONS/SARS AT
NAME                   EXERCISE (#)     REALIZED ($)         YEAR-END (#)             FISCAL YEAR-END ($)
----                 ---------------   -------------    -----------------------      ----------------------
       (a)              (b)                (c)                 (d)                     (e)
                                                               EXERCISABLE/             EXERCISABLE/
                                                              UNEXERCISABLE            UNEXERCISABLE
                                                             ---------------           --------------
Harvey B. Adams           -0-               -0-               75,000/150,000              $0
                                                        (exercisable/unexercisable)
Ronald J. Adams           -0-               -0-               75,000/150,000              $0
                                                        (exercisable/unexercisable)
Michael Sigmon            -0-               -0-               12,500 (exercisable)        $0
Christopher B. Cole       -0-               -0-               15,000 (exercisable)        $0


    The following table sets forth information concerning option replacement grants for each of the executive officers named in the Summary Compensation Table.
                           10-YEAR OPTION REPRICINGS

                                                                                                           LENGTH OF
                                         NUMBER OF                                                      ORIGINAL OPTION
                                        SECURITIES                                                           TERM
                                        UNDERLYING      MARKET PRICE OF   EXERCISE PRICE                 REMAINING AT
                                       OPTIONS/SARS    STOCK AT TIME OF     AT TIME OF         NEW          DATE OF
                                        REPRICED OR      REPRICING OR      REPRICING OR     EXERCISE       REPRICING
NAME                         DATE      AMENDMENT (#)     AMENDMENT ($)     AMENDMENT ($)    PRICE ($)    AMENDMENT ($)
-------------------------  ---------  ---------------  -----------------  ---------------  -----------  ---------------
(A)                           (B)           (C)               (D)               (E)            (F)            (G)
Harvey B. Adams..........   9/4/96       150,000             5.125              8.25          5.125     4 yrs 2.5 mos
Ronald J. Adams..........   9/4/96       150,000             5.125             10.25          5.125     4 yrs

    On September 4, 1996, the Compensation Committee elected to replace 150,000 stock options each, granted in 1995 to Harvey Adams and Ronald Adams at a per share price of $8.25 and $10.25, respectively, with the same number of stock options priced at $5.125 each (market price at date of grant). This option replacement was in consideration for personal guarantees placed on the Company's revolving line of credit with the Former Lenders and loans made to the Company. See "Certain Transactions" for information concerning additional option repricings in 1997.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with Harvey B. Adams, effective as of January 1, 1993 and expiring on December 31, 1997, pursuant to which he serves as Chairman of the Board and Chief Executive Officer of the Company and provides the Company with his full-time business and professional services, and for which he receives a base annual salary of $312,500.

    The Company also entered into an employment agreement with Ronald J. Adams, effective as of January 1, 1993 and expiring on December 31, 1997, pursuant to which he serves as President and Chief Operating Officer of the Company and provides the Company with his full-time services, for which he receives a base annual salary of $187,500.

    Under the terms of an Employment Agreement dated April 15, 1996, effective July 1, 1996 and expiring June 30, 2001, Burton Chasnov serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Chasnov's base salary is $187,500 for the annual period ending June 30, 1997; $195,000 for the annual period ending June 30, 1998; $205,000 for the annual period ending June 30, 1999; $215,000 for the annual period ending June 30, 2000; and $225,000 for the annual period ending June 30, 2001. Additionally, Mr. Chasnov operated under the terms of a written consulting agreement with the Company during the period April 15, 1996 through June 30, 1996 in consideration for the grant of options outside of the 1993 stock option plan to acquire 50,000 shares of Company Common Stock at $11.00 per share (fair market at April 15, 1996) during a five year period. On September 4, 1996, these options were forfeited and replaced with 50,000 new options which were granted at $5.125 (fair market at grant date) in consideration for his personal guarantee of an automobile lease and a loan to the Company. See "Certain Transactions" for information concerning additional option repricings in 1997.

    Michael A. Sigmon entered into an employment agreement with the Company, effective as of May 1, 1993 and expiring on December 31, 1995. Under such agreement, Mr. Sigmon served as Vice President of the Company and was in charge of the Jacksonville, Florida distribution center. On January 15, 1995, the Company increased Mr. Sigmon's base annual salary to $160,000. In January 1996, the Company increased Mr. Sigmon's base salary to $196,000 per annum, and agreed to extend the term of his employment agreement to December 31, 1997.

    Christopher B. Cole entered into an employment agreement with the Company, effective as of October 1, 1994 and expiring on September 30, 1996, at a base salary of $125,000 per annum. Under such agreement, Mr. Cole served as Executive Vice President of the Company and was in charge of the initial phase of the Company's relocation to the Auburndale Facility. Following completion of such relocation, he had been responsible for the management and review of the manufacturing operations of the Auburndale Facility. In March 1996, the Company negotiated a 5-year extension of Mr. Cole's employment agreement at a base salary of $150,000 per annum. Mr Cole's employment with the Company was terminated in November 1996, at which time he received a severance package totaling approximately $95,000.

    James Read Boles entered into an employment agreement with Flow Components and the Company expiring on December 31, 1998. Under such agreement, Mr. Boles serves as Chief Operating Officer and General Manager of the Company's Flow Components subsidiary. The Company currently pays Mr. Boles a base salary of $125,000 per annum, which is subject to annual cost-of-living increases and annual review by the Company's Board of Directors. Additionally, the Company granted to Mr. Boles options to purchase 50,000 shares of Company Common Stock under the Company's Stock Option Plan at an exercise price of $8.50 per share (i.e. equal to the last sale price of the Company's Common Stock, as reported on Nasdaq on the effective date of the consummation of the Flow Components acquisition).

    Each of the employment agreements with Messrs. Harvey B. Adams, Ronald J. Adams, Burton R. Chasnov, Michael A. Sigmon, and James Read Boles contain covenants restricting the employee from engaging in any activities competitive with the business of the Company during the term of his respective employment agreement and for limited periods thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Compensation Committee also administers the Company's Stock Option Plan. The responsibilities of the Audit Committee include recommending to the Board of Directors the firm of independent accountants to be retained by the Company, reviewing with the Company's independent accountants the scope and results of their audits, and reviewing with the independent accountants and management of the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff. The Compensation Committee has responsibility for establishing and reviewing employee compensation plans, including the grant of options under the Company's stock option plan.

    Non-management directors of the Company will receive directors' fees of $500 per meeting for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance. The Company does not intend to separately compensate employees for serving as directors.

EXECUTIVE OFFICER BONUS PLAN

    In order to provide certain of its senior executive officers with additional incentives for enhanced performance, the Company adopted an Executive Officer Bonus Plan (the "Bonus Plan") for the benefit of the Company's senior executive officers from time to time. This Bonus Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which has full and final authority to make all calculations of bonuses under the Bonus Plan, the amount of advances available under the Bonus Plan to such officers, and all other matters relating to the administration of the Bonus Plan and the payment of any and all bonuses thereunder.

    Only the President and the Chief Executive Officer of the Company (the "Participants") during the subject fiscal years shall be eligible to participate in and receive bonuses under the Bonus Plan. Any bonuses paid out under this plan shall be allocated 60% of the Aggregate Bonus (as defined herein) to the Chief Executive Officer and 40% of the Aggregate Bonus to the President. The Aggregate Bonus (as defined in the below table) shall be deemed earned under the Bonus Plan provided that the Company has achieved EBITD (as hereinafter defined) equal to or in excess of the following income levels:

                  EBITD                  AGGREGATE BONUS
          -------------------------      ---------------
          $2,000,001--$2,500,000........   $   200,000
          $2,500,001--$3,000,000........   $   350,000
          $3,000,001--$3,500,000........   $   500,000
          $3,500,001 or more............   $   600,000

    The term "EBITD" means, with respect to the any full fiscal year subject to the terms of the Bonus Plan, the net income of the Company for such fiscal year (after all expenses, excluding the executive officer bonus, and before provision for taxes based on income) calculated in accordance with generally accepted accounting principles consistently applied, with the amount of any depreciation to be added back to increase the net income (provided that, in such calculation, there shall be excluded, and no effect shall be given to, (A) any net gains or losses realized or incurred by reason of any extraordinary or non-recurring transactions not in the ordinary course of business, and (B) any net gain arising from the collection of the proceeds of any insurance policy or policies, calculations of EBITD for any applicable fiscal year shall be based upon the Company's annual audited financial statements for such fiscal year, as prepared by the independent public accountants regularly engaged by the Company. All bonuses earned under the Bonus Plan shall be paid to the Eligible Employees no later than March 31 of the year following the fiscal year in which such bonus was earned. No Bonuses were earned by Messrs. Harvey and Ronald Adams for 1996. However, the Compensation Committee awarded Ronald Adams a bonus outside of the Executive Officer Bonus Plan of $120,000 for 1996. In consideration of the 1996 bonus, Ronald Adams agreed to waive any bonus he might be entitled to for 1997 under the Executive Officer Bonus Plan.

    The Bonus Plan shall remain in effect for the Company's fiscal year beginning January 1, 1995 and ending December 31, 1997, without prejudice to the Company's right to extend the Bonus Plan or its ability to provide compensation to the Company's executive officers under other plans or in other ways. Advances may be paid quarterly to eligible employees in anticipation of future bonus compensation.

    Effective January 1, 1996, the Company adopted a 401K retirement savings plan. The Plan covers all employees with more than three months of service and allows employees to contribute up to 15% of their income to the Plan. The Company may contribute to the plan at its discretion. As of December 31, 1996, the Company had not made a qualified matching contribution to the Plan.

    The Compensation Committee of the Board of Directors established in June 1994 consists of Robert J. Gamson, Stephen A. Weiss and David M. Barnes. The Audit Committee consists of Ronald J. Adams and Messrs. Weiss and Barnes. Such persons were members of the Board of Directors of the Company for the entire fiscal year ended December 31, 1996.

    For a description of certain transactions involving the Company and its officers and directors, see "Certain Transactions" below.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

    The Company has included in its Certificate of Incorporation and/or By-laws provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware Law, or for any transaction from which the director and/or officer derived an improper personal benefit), and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

    The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director and executive officer of the Company (the "Indemnitees"). The Indemnity Agreements provide that the Company will indemnify each Indemnitee against any amounts that he becomes legally obligated to pay in connection with any claim against him based upon any act, omission, neglect or breach of duty that he may commit, omit or suffer while acting in his capacity as a director and/ or officer of the Company; provided, that such claim: (i) is not based upon the Indemnitee's gaining any personal profit or advantage; (ii) is not for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law; and (iii) is not based upon the Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company in advance of the final disposition thereof, unless the Company's disinterested directors, independent legal counsel, the stockholders of the Company or a court of competent jurisdiction determines that: (x) the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; or (y) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful. Each Indemnitee has undertaken to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he is not entitled to indemnification under an Indemnity Agreement.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors of the Company has decided that the best way to attract and retain highly capable employees on a basis that will encourage them to perform at increasing levels of effectiveness and to use their best efforts to promote the growth and profitability of the Company, is to enter into employment agreements with its senior executive officers. During the fiscal year ended December 31, 1996, Messrs. Harvey Adams, Ronald Adams and Chasnov were all under contract with the Company. This enabled the Board to concentrate on the negotiation of particular employment contracts rather than on the formulation of more general compensation policies for all management and other personnel. See, "Employment Agreements" above. The Company believes that its compensation levels as to all of its employees were comparable to industry standards. As of August 14, 1997, Messrs. Harvey Adams, Ronald Adams and Chasnov are the Company's only senior executive officers which are employed under contracts approved by the full Board of Directors. The Company's Compensation Committee has not had to determine the compensation of senior executive officers other than under its administration of the Executive Officer Bonus Plan, and will not do so until such officers' employment contracts expire or additional senior executive officers are engaged by the Company. See "Employment Agreements" and "Executive Officer Bonus Plan," above.

    In setting levels of compensation under such employment contracts, and in approving management's compensation of all other Company employees, the Board of Directors evaluates the Company's overall profitability, the contribution of particular individuals to Company performance and industry compensation standards. A significant percentage of the total compensation paid to each of Messrs. Harvey Adams and Ronald Adams in 1995 was earned under the Executive Officer Bonus Plan which is tied to the Company's achievement of prescribed levels of pre-tax income by the Company. Currently, a significant percentage of the compensation that can be earned by Mr. Harvey Adams may be awarded under the Company's Executive Officer Bonus Plan, which is administered by the Compensation Committee, based upon the achievement of specified earnings targets achieved by the Company. Mr. Ronald Adams has waived his right to receive additional compensation under the Executive Officer Bonus Plan for 1997. See, "Employment Agreements" and "Executive Officer Bonus Plan," above.

    The members of the Company's Board of Directors are Messrs. Harvey B. Adams, Ronald J. Adams, Robert J. Gamson, David M. Barnes and Stephen A. Weiss.

          HARVEY B. ADAMS      RONALD J. ADAMS      ROBERT J. GAMSON
          DAVID M. BARNES      STEPHEN A. WEISS


PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock since 1993 as compared to the NASDAQ National Market as a whole and as compared to a peer group of similar industries all of whom which have been publicly held since 1993 (the "Peer Group").

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG CONSOLIDATED STAINLESS, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

--------------------------------FISCAL YEAR ENDING-----------------------

           11/09/93   12/31/93   12/31/94  12/31/95  12/31/96
TED STAI    100.00     111.25     147.50    269.87    116.19
CODE IN     100.00     105.28     109.98    136.75    133.52
Q MARKE     100.00      98.64     103.56    134.33    166.92

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table identifies each person or entity known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock on August 14, 1997, each director and nominee for director of the Company and all the directors, nominees for director and executive officers of the Company as a group, and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and such group and the percentage of the shares of the Company's outstanding Common Stock owned by each such person and such group. In all cases, the named person has sole voting power and sole investment power of the securities.

                                         NUMBER OF SHARES
                                          OF COMMON STOCK        PERCENTAGE OF
NAME AND ADDRESS OF                       OF THE COMPANY          OUTSTANDING
BENEFICIAL OWNER(1)                    BENEFICIALLY OWNED(2)   COMMON STOCK OWNED
-----------------------------------  -----------------------   ------------------
Harvey B. Adams                           1,887,319(3)(5)             39.0%

Ronald J. Adams                             563,844(4)                11.7%

Burton R. Chasnov                            68,750(6)                 1.5%

Michael A. Sigmon                            27,900(7)                  *
8035 Pebble Creek Lane West
Ponte Vedra, FL 32082

Stephen A. Weiss                              7,000(8)                  *
50 West Branch Road
Weston, CT 06883

Robert J. Gamson                             12,750(9)                  *
1501 The Oaks Drive
Maitland, FL 32751

David M. Barnes                               3,500(10)                 *
c/o American United Global, Inc.
11130 NE 33rd Place, Suite 250
Bellevue, WA 98004-1448

All executive officers and                2,571,063(3)(4)(5)(6)(7)      49.9%
directors as a group (7 persons)                 (8)(9)(10)

------------------------

*   Less than 1%.

(1) The addresses of each of Harvey B. Adams, Ronald J. Adams, and Burton R. Chasnov is c/o Consolidated Stainless, Inc., 1601 East Amelia Street, Orlando, Florida 32803. Harvey B. Adams and Ronald J. Adams are brothers.

(2) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(3) Includes non-qualified options to purchase 225,000 shares of the Company's common stock at $2.25 per share granted under the Company's 1993 Stock Option Plan. Also includes 3,000 shares held for the benefit of Mr. Adams' children.

(4) Includes 16,500 shares held by a trust for the benefit of Mr. Adams' two nieces and which Mr. Adams serves as trustee, and non-qualified options to purchase 225,000 shares of the Company's common stock at $2.25 per share granted under the Company's 1993 Stock Option Plan.

(5) Under a Stipulation and Property Settlement Agreement dated February 8, 1993, as amended (the "Marital Settlement Agreement"), as security for the payment by Harvey B. Adams of a lump sum alimony payment to Candice V. Adams, his former wife ("Ms. Adams"), of $2,000,000, plus accrued interest at 6% per annum (the "Alimony Amount"), Mr. Adams agreed (i) to assign to Ms. Adams, all proceeds payable by the Company to Mr. Adams under the terms of a stock redemption agreement, dated April 30, 1993 (the "Redemption Agreement"), (ii) to deliver into escrow with counsel to the Company stock certificates evidencing all but 387,000 shares of Company Common Stock owned by Mr. Adams, and (iii) to pledge to Ms. Adams 180,000 shares out of such 387,000 shares of Company Common Stock to secure accrued interest on the Alimony Amount. Under the terms of this escrow arrangement, Mr. Adams retains the sole right to vote all shares held in escrow, and to sell all or any portions of such shares provided that 50% of the net proceeds of each sale are paid to Ms. Adams as a reduction of the Alimony Amount. The shares held in escrow will be released and redelivered to Mr. Adams upon full payment of the Alimony Amount. However, if any balance of the Alimony Amount is outstanding on January 1, 2000, and the Company fails to repurchase shares of Company Common Stock in accordance with the terms of the Redemption Agreement, Ms. Adams will be delivered out of escrow such number of shares as to which the then market value equals the Alimony Amount balance. The Company has granted to Ms. Adams "piggyback" registration rights with respect to any shares so transferred to her out of escrow (see "Certain Transactions").

(6) Includes 3,500 shares indirectly owned through Burton R. Chasnov, CPA, Profit Sharing Plan and 2,250 shares of Company Common Stock indirectly owned through Burton R. Chasnov, CPA, Money Purchase Pension Plan. Includes non-qualified options to purchase (i) 9,500 shares of Company Common Stock at $2.25 per share granted under the Company's 1993 Stock Option Plan and
    (ii) 50,000 shares of Company Common Stock at $2.25 per share.

(7) Includes non-qualified options to purchase 12,500 shares of the Company's common stock at $2.25 per share granted under the Company's 1993 Stock Option Plan. Does not include 500 shares of the Company's common stock held for the benefit of Mr. Sigmon's child.

(8) Includes non-qualified options to purchase 7,000 shares of the Company's common stock at $2.25 per share granted under the Company's 1993 Stock Option Plan.

(9) Includes non-qualified options to purchase 9,750 shares of the Company's common stock at $2.25 per share granted under the Company's 1993 Stock Option Plan.

(10) Includes non-qualified options to purchase 3,500 shares of the Company's common stock at $2.25 per share granted under the Company's 1993 Stock Option Plan.

                              CERTAIN TRANSACTIONS

    The Company leases two warehouses and office facilities located in Apopka, Florida under a month-to-month lease with R & H Partners, a partnership consisting of Harvey and Ronald Adams. Annual net rental under the Apopka lease is $62,400. These facilities were previously leased from R & H Partners under a lease which commenced in May 1992 and expired in April 1997, at the same rental rate. The Company also leases from Harvey B. Adams a second warehouse/storage facility in Mulberry, Florida under a month-to month lease. Annual net rental on this 5,000 square foot facility is $56,760. This facility was previously leased from Mr. Adams under a lease which commenced in May 1992 and expired in April 1997, at the same rental rate.

    The Company leases a 27,500 square foot warehouse and office facility located in Jacksonville, Florida under a month-to-month lease from Michael and Barbara Sigmon. Mr. Sigmon is a Vice President and a minority stockholder of the Company. Annual net rental under the Jacksonville lease is $54,180. The Company previously leased this facility from Mr. and Mrs. Sigmon under a lease which commenced in May 1992 and expired April 1997, at an annual net rental rate of $51,600.

    The Company leases its principal executive offices in Orlando, Florida from Burton and Barbara Chasnov on a month-to-month basis, Mr. Chasnov is an Executive Vice President and Chief Financial Officer of the Company. Annual net rental on this 4,500 square foot facility is $33,638.

    On June 26, 1997, Harvey Adams was indebted to the Company in the amount of $138,115, including $101,075 borrowed prior to 1993, inclusive of accrued interest at the rate of 10% per annum. Additionally, the Company owed Mr. Adams $363,158 pursuant to a prior loan made to the Company in 1996. On June 26, 1997, the net difference between the amount that Mr. Adams owed to the Company and the amount that was owed to him by the Company, $225,043, was converted by Mr. Adams into 100,019 unregistered shares of Company Common Stock at a rate of indebtedness per share issued equal to the closing sale price of a share of Company Common Stock reported on the Nasdaq/NMS on such date, $2.25.

    On June 26, 1997, Ronald Adams was indebted to the Company in the amount of $124,412, including $25,725 borrowed prior to 1993, inclusive of accrued interest at the rate of 10% per annum. Additionally, the Company owed Mr. Adams $75,000 as a bonus payable from 1996 and $100,000 pursuant to a prior loan made to the Company in 1996.

    On June 26, 1997, the $100,000 owed by the Company to Mr. Adams was converted by Mr. Adams into 44,444 unregistered shares of Company Common Stock at a rate of indebtedness per share issued equal to the closing sale price of a share of Company Common Stock reported on the Nasdaq/NMS on such date, $2.25.

    In 1996, Burton R. Chasnov loaned the Company $100,000. Interest on this loan is paid monthly at the interest rate of 12% per annum. The loan is subordinated to the revolving line of credit with Mellon Bank and the Convertible Subordinated Debt Agreement with SunTrust Banks.

    To assist him in paying a $2,000,000 obligation incurred in connection with a marital settlement, the Company entered into a stock redemption agreement with Harvey B. Adams in 1993 (the "Redemption Agreement"), pursuant to which the Company agreed under certain conditions to redeem and repurchase from Mr. Adams, upon his request, shares having a then market value equal to up to $2,500,000 at any time during the three month period commencing January 1, 2000 and ending March 31, 2000. The Company may satisfy its obligations to repurchase shares from Mr. Adams by registering such shares for resale on behalf of Mr. Adams at the Company's expense. To the extent that Mr. Adams has received proceeds from sales of, or has otherwise transferred, Company Common Stock on or prior to such repurchase or registration, the Company's obligations under the Redemption Agreement will be reduced proportionately. See, "Security Ownership of Certain Beneficial Owners and Management."

    Net proceeds of the Company's 1993 initial public offering in the amount of $1,100,000 were distributed to Harvey B. Adams and other stockholders prior to such public offering to enable them to pay their respective federal income tax obligations on earnings of the Company taxable to such stockholders but not distributed in cash to them under its former S Corporation election. Of such amount, over $1,000,000 in the aggregate was distributed to Harvey B. Adams, Ronald J. Adams and Michael Sigmon. The Company, Harvey B. Adams, Ronald J. Adams, Michael Sigmon and certain other stockholders also entered into a tax indemnity agreement under which such stockholders agreed to indemnify the Company from any tax liabilities on any undistributed S corporation earnings prior to such initial public offering. The Company agreed to indemnify Harvey B. Adams and the other stockholders in the event that Harvey B. Adams and the other stockholders are required to pay additional federal income taxes on certain undistributed income of the Company for periods prior to 1993, to the extent that such taxes result from a change by the Company in the method of reporting inventory for income tax purposes.

    Harvey B. Adams included on his personal federal income tax return filed for 1992 amounts that were includable in the income of the Company for the year ended January 31, 1990 relating to the change in the Company's method of reporting inventory for income tax purposes. In December 1993 the Company reimbursed Mr. Adams by offsetting the $390,000 against the then aggregate balance of Messrs. Harvey and Ronald Adams's promissory notes payable to the Company (aggregating $346,255 principal), with the remainder ($43,775) being applied against other amounts owed to the Company by Harvey B. Adams. Harvey B. Adams has indemnified the Company for the full amount of such offsets ($390,000), and to the extent of any additional taxes on income earned during the fiscal year ended January 31, 1990, in the event that the Company's manner of filing its tax returns as concerns such method of reporting inventory is not accepted and the Company incurs a federal income tax liability with respect thereto.

    On June 26, 1997, the Company repriced certain outstanding options granted to members of management, directors and other consultants and employees, including those granted to

Messrs. Harvey Adams, Ronald Adams, Burton Chasnov, Robert Gamson, Stephen Weiss and David Barnes, whether such options were granted under the Company's 1993 Stock Option Plan or granted outside such plan. The repricing was effected by reducing the exercise price of such options to $2.25 per share, the closing sale price of a share of Company Common Stock reported on the Nasdaq/NMS on such date.

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the election of the persons named in the next succeeding table as nominees for directors of the Company; (b) for the proposal to ratify the appointment of BDO Seidman, LLP as the Company's auditors for the current fiscal year ending December 31, 1996; (c) for the proposal to authorize an amendment to the Company's Certificate of Incorporation to increase the Company's authorized capital by (i) redesignating the shares the Company's authorized voting Common Stock as Class A Voting Common Stock and (ii) creating a new class of Non-Voting Class B Common Stock, of which 300,000 shares of Non-Voting Class B Common Stock will be authorized; (d) for the proposal to increase the number of available shares underlying the Company's Stock Option Plan by 300,000 shares, from 800,000 shares of voting Common Stock to 1,100,000 shares of voting Common Stock; and (e) in connection with the transaction of such other business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy.

I. ELECTION OF DIRECTORS

NOMINEES

    At the Annual Meeting four directors are to be elected, each to hold office until the next Annual Meeting of Stockholders or until his or her successor shall be elected and shall qualify. The names of the nominees for election as directors, all of whom are now serving as director of the Company, and certain information furnished to the Company by such nominees with respect to them, as of August 14, 1997, are set forth below. Unless authority to vote for one or more nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of all of the following nominees. With respect to any such nominee who may become unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person as the Board of Directors may recommend, but the Board does not know of any reason why any nominee will be unable or unwilling to serve if elected.

                                                           PRINCIPAL
                                                          OCCUPATION
                                         DIRECTOR         DURING LAST
NAME                          AGE          SINCE          FIVE YEARS
------------------------      ---      -------------     -------------
Harvey B. Adams.........       50          1976(1)              *
Ronald J. Adams.........       48          1992(1)              *
David M. Barnes.........       54          1994                 *
Stephen A. Weiss........       56          1994                 *

------------------------

(1) Includes time served as a director of Gulf Flange & Fitting Corporation, the predecessor to the Company

* See "Directors, Nominees for Director, Executive Officers and Key Employees of the Company" on pages 3 through 5.

COMMITTEES AND MEETINGS OF THE BOARD

    At present the Board of Directors has two committees, the Audit and Compensation Committees, which consist of the following individuals, respectively: Messrs. Ronald Adams, Barnes and Weiss (Audit); and Messrs. Gamson, Barnes and Weiss (Compensation). The function of the Audit Committee includes responsibility for review of the financial control procedures put into place by the Company and periodic review of the Company's preliminary results of operations. The function of the Compensation Committee includes responsibility for reviewing the compensation for all of the Corporation's employees, including the granting of options granted under all of the Company's stock option plans that may exist and be in effect from time to time. During the fiscal year ended December 31, 1996, the Board of Directors met 14 times, including 9 actions taken by unanimous written consent of the directors; the Audit Committee did not meet, but rather conducted its operations through meetings of the full Board of Directors; and the Compensation Committee did not meet, but rather conducted its operations through meetings of the full Board of Directors or by 4 actions taken by unanimous written consent. All of the nominated directors who served as directors during the fiscal year ended December 31, 1996 attended more than 75% of all of the meetings of the Board held during period of their tenure during such year. See "Directors, Nominees for Director and Executive Officers and Key employees of the Company" at page 5 above for information concerning fees payable to directors.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE
    FISCAL YEAR ENDING DECEMBER 31, 1997

    At the Annual Meeting a vote will be taken on a proposal to ratify the appointment by the Board of Directors of BDO Seidman, LLP independent certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1997. BDO

Seidman, LLP was the Company's independent auditor for the Company's 1996 fiscal year, and it has no interest in or any relationship with the Company except as its auditors.

    If stockholders do not approve such selection or if prior to the 1997 Annual Meeting BDO Seidman, LLP shall decline to act or otherwise become incapable of acting, or if their engagement shall be otherwise discontinued by the Board of Directors, pursuant to the recommendation of the Audit Committee, the Board of Directors shall select other independent certified public accountants whose selection for any period subsequent to the fiscal year ending December 31, 1996 will be subject to approval by stockholders at the 1998 Annual Meeting.

    Management believes the appointment to be in the best interest of the Company and recommends that it be ratified.

    A representative of BDO Seidman, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement to the stockholders if he so desires. The representative will be available to respond to questions from stockholders.

III. TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION TO
     REDESIGNATE VOTING COMMON STOCK AS CLASS A COMMON STOCK AND CREATE A CLASS OF NON-VOTING CLASS B COMMON STOCK

    At the Annual Meeting a vote will be taken on a proposal to authorize the amendment of the Company's Certificate of Incorporation to redesignate the Company's existing authorized voting common stock as Class A Common Stock and to create a new class of non-voting common stock designated as Class B Common Stock, with 300,000 shares Class B Common Stock being authorized for issuance (the "Charter Amendment"). A copy of the Charter Amendment is annexed to this Proxy Statement as Exhibit A. The Company is required to create the Class B Common Stock under the terms of the Convertible Subordinated Note Purchase Agreement, dated as of October 18, 1996, by and between the Company and SunTrust Banks, Inc. (the "Purchase Agreement"). Pursuant to the Purchase Agreement, SunTrust Banks, Inc. purchased a convertible note in the aggregate principal amount of $2,500,000 (the "Note"), with principal and accrued interest under the Note being convertible at the option of SunTrust Banks, Inc. into Common Stock prior to and following effectiveness of the Charter Amendment, and being convertible at the option of SunTrust Banks, Inc. into Class B Common Stock thereafter under certain circumstances. The Company is required to submit the Charter Amendment to Company stockholders for their approval at a meeting of stockholders to be held prior to September 30, 1997, and the number of shares of Class B Common Stock to be authorized under the Charter Amendment is intended to be equal to the number of such shares deemed necessary solely to meet the Company's obligations under the Purchase Agreement. IT IS AN EVENT OF DEFAULT UNDER THE TERMS OF THE PURCHASE AGREEMENT FOR THE STOCKHOLDERS OF THE COMPANY TO FAIL TO APPROVE THE CHARTER AMENDMENT AT THE 1997 ANNUAL MEETING AND FOR THE CHARTER AMENDMENT NOT TO BE FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE AND NOT BE EFFECTIVE ON OR BEFORE SEPTEMBER 30, 1997. In the event that an Event of default occurs under the Purchase Agreement, SunTrust Banks, Inc. may, among other available remedies, declare the unpaid principal and any accrued interest under the Note due and payable immediately by the Company. Should the Company be in default under the Purchase Agreement due to a failure of Company stockholders to approve the Charter Amendment at the 1997 Annual Meeting, and were SunTrust Banks, Inc. to thereafter declare all unpaid principal and accrued interest under the Note immediately due and payable, such default would have a material, adverse effect upon the Company and its ongoing business operations.

    Management believes approval of the Charter Amendment, which amends the Company's Certificate of Incorporation to create a class of non-voting common stock, is in the best interest of the Company and recommends that it be authorized and ratified.

IV. TO APPROVE THE INCREASE OF THE NUMBER OF AVAILABLE SHARES OF
    VOTING COMMON STOCK UNDERLYING THE COMPANY'S 1993 STOCK OPTION PLAN FROM 800,000 TO 1,100,000 SHARES

    At the Annual Meeting a vote will be taken on a proposal to approve the Second Amendment to the Company's 1993 Stock Option Plan (the "1993 Plan"), which increases the number of shares of Common Stock underlying stock options available for grant thereunder from the existing 800,000 shares of voting Common Stock to 1,100,000 shares of voting Common Stock. As of August 14, 1997, stock options to purchase 769,350 shares of voting Common Stock, out of the currently available 800,000 shares of voting Common Stock underlying 1993 Plan stock options, have been granted (net of forfeitures and cancellations) to the Company's employees, directors and consultants.

    The 1993 Plan was authorized and adopted by the stockholders and the directors of the Company in 1993, and was previously amended in 1995 to increase the number of shares of voting Common Stock available for option grant from 500,000 shares to 800,000 shares. The purpose of the 1993 Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option granted pursuant to the 1993 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option."

    ADMINISTRATION OF THE PLAN. The 1993 Plan is administered by the Compensation Committee, which determines whom among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Compensation Committee is authorized to amend, suspend or terminate the 1993 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1993 Plan; (ii) permit the grant of a stock option under the 1993 Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted; (iii) change the eligibility requirements for participation in the 1993 Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1993 Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).

    SHARES SUBJECT TO THE PLAN. The 1993 Plan currently provides that options may be granted with respect to a total of 800,000 shares of voting Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1993 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1993 Plan.

    PARTICIPATION. Any employee, consultant or representative of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1993 Plan. Non-employees may only receive non-qualified stock options.

    OPTION PRICE. The exercise price of each option shall be determined by the Compensation Committee. However, the exercise price of each option on the date the option is granted may not be less than (i) 100% of the fair market value of the shares of voting Common Stock covered by an incentive stock option, or (ii) 85% of the fair market value of the shares of Common Stock covered by a non-qualified stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the voting Common Stock covered by the option on the date the option is granted.

    TERMS OF OPTIONS. The Compensation Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The 1993 Plan will provide for the earlier expiration of options of a participant in the event of certain terminations of employment.

    RESTRICTIONS ON GRANT AND EXERCISE. An Option may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Compensation Committee may impose other conditions to exercise as it deems appropriate.

    OPTION GRANTS. The Company has granted an aggregate of 769,350 options under the 1993 Plan (net of forfeitures and cancellations).

    TERMINATION. The 1993 Plan, unless sooner terminated by the Board of Directors or Compensation Committee, will terminate on December 31, 2003.

    TAX TREATMENT OF OPTIONS. The Federal income tax treatment of non-qualified stock options under the 1993 plan is generally less favorable to employees than the treatment accorded incentive stock options under the 1993 Plan. The option grantee realizes taxable income, if any, upon his exercise of a non-qualified stock option, not only upon sale of the shares acquired upon option exercise as would be the case for incentive stock options granted under the 1993 Plan. The tax treatment of non-qualified stock options is more favorable to the Company than the treatment accorded to the Company with respect to incentive stock options, because the Company is entitled to a tax deduction with respect to the grant of a non-qualified stock option, the Company would be entitled to a tax deduction and the optionee would realize taxable income upon being granted a non-qualified stock option, equal to the difference between the option exercise price and the fair market value of the underlying stock on the date of grant.

    The Company currently has no plans for the specific grant of additional options under the 1993 Plan to any person, including any members of the Company's management.

    As of the close of business on July 29, 1997, the market value of the shares of Common Stock underlying all options outstanding under the 1993 Plan was approximately $1,515,763.

    As of July 29, 1997, the persons or groups listed below hold outstanding stock options granted under the 1993 Plan to acquire shares of Common Stock, as follows:

--------------------------------------------------------------------
Harvey B. Adams--                            225,000 shares;
--------------------------------------------------------------------
Ronald J. Adams--                            225,000 shares;
--------------------------------------------------------------------
Burton R. Chasnov--                            9,500 shares;
--------------------------------------------------------------------
Michael A. Sigmon--                           12,500 shares;
--------------------------------------------------------------------
All current executive officers
of the Company as a group--                  472,000 shares;
--------------------------------------------------------------------
All non-employee directors
and nominees for director as a
group--                                       20,250 shares;
--------------------------------------------------------------------
All employees, including all
current officers who are not
executive officers
of the Company, as a group--                 221,050 shares.
--------------------------------------------------------------------

    Management believes approval of the Second Amendment of the Company's 1993 Stock Option Plan is in the best interest of the Company and recommends that it be authorized and ratified.

V. OTHER BUSINESS

    While management of the Company does not know of any matters which may be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the meeting.

INCLUSION OF STOCKHOLDER PROPOSALS
IN THE COMPANY'S PROXY STATEMENT

    If any stockholder desires to put forth a proposal to be voted on at the 1998 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive office no later than April 11, 1998. The Company intends to hold its 1998 Annual Meeting of Stockholders on or before September 30, 1998. Any request for such a proposal, should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least 1% of the outstanding shares of the Company's Common Stock or $1,000 in market value of the Company's common shares and has held such shares for at least one year as required by the Proxy Rules of the Securities and Exchange Commission.

AVAILABILITY OF FORM 10-K

    The Company will provide, without charge, to any stockholder, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules required to be filed therewith.

    Any request for a copy of the Form 10-K should include a representation that the person making the request was the beneficial owner, as of the record date, of securities entitled to vote at the Annual Meeting of Stockholders. Such request should be addressed to: Consolidated Stainless, Inc., 1601 East Amelia Street, Orlando, Florida 32803 Attention: Daniel Rashy, Secretary.

                  ------------------------------------------

                   PLEASE SIGN, DATE AND RETURN THE ENCLOSED

                PROXY IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE
                  ------------------------------------------

                                      EXHIBIT A

                             CERTIFICATE OF AMENDMENT TO
                             CERTIFICATE OF INCORPORATION
                                          OF
                             CONSOLIDATED STAINLESS, INC.


                                          I.

    The name of the corporation is Consolidated Stainless, Inc. (the "Corporation").

                                         II.

    The Corporation's Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and inserting the following so that Article FOURTH shall hereafter read as follows:

"FOURTH:

    A. Authorized Stock. The aggregate number of shares of capital stock that may be issued by the Corporation is 17,300,000, consisting of 15,000,000 shares of Class A Voting Common Stock, par value $.01 per share ("Voting Common Stock"); 300,000 shares of Class B Nonvoting Common Stock, par value $.01 per share ("Nonvoting Common Stock"); and 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

    B.   Common Stock.

         1.   Rights and Privileges.

              (a) Except as provided in Section B.2 below, all shares of Voting Common Stock and Nonvoting Common Stock (collectively "Common Stock") shall be identical and shall entitle the holders thereof to the same rights and privileges, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

              (b) Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the Delaware General Corporation Law, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefore, and (ii) in the event of a distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the

         Corporation remaining after payment to the holders of the Preferred Stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

              (c) In the event that the holder of any share of Common Stock shall receive any payment of any dividend on, liquidation of or other amounts payable with respect to, any shares of Common Stock which he is not then entitled to receive, he will forthwith deliver the same to the holders of shares of the Preferred Stock, if in existence, in the form received, and until it is so delivered will hold the same in trust for such holders of the Preferred Stock.

         2. Voting Rights. Each share of Voting Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation. The shares of Nonvoting Common Stock shall not be entitled to any vote on any matters upon which stockholders of the Corporation may vote, but each holder thereof shall be entitled to notification of any meeting of the Board of Directors or stockholders and shall be permitted to cause a representative to attend any such meetings.

         3.   Conversion.

              (a) Subject to the terms and conditions of this Section B.3, the holder of any shares of Nonvoting Common Stock shall have the right at any time, at such holder's option, to convert all or a portion of the shares of the Nonvoting Common Stock so held into the same number of shares of Voting Common Stock. Such right of conversion shall be exercised (i) by giving written notice (the "Notice") to the Corporation at least ten (10) days prior to the Conversion Date (as defined below) that the holder elects to convert a stated number of shares of Nonvoting Common Stock into shares of Voting Common Stock on the date specified in such notice (the "Conversion Date") and (ii) by surrendering the certificate or certificates representing at least the number of shares of Nonvoting Common Stock to be converted to the Corporation at its principal office at any time during its usual business hours on or before the Conversion Date, duly endorsed in blank by the owner of the certificate so surrendered, together with a statement of the name(s) (with addresses) of the person(s) in whose name(s) the certificates for shares of Voting Common Stock issued on conversion should be registered.

              (b) Promptly after the Conversion Date and the surrender of such certificate or certificates representing the shares of Nonvoting Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder requesting conversion, registered in such name(s) as such holder may direct, a certificate or certificates for the number of such shares of Voting Common Stock issuable upon the conversion, together with a certificate evidencing any balance of the shares of Nonvoting Common Stock surrendered to the Corporation but not then being converted. To the extent permitted by law, such conversion shall be deemed to have been effected on the later of the Conversion Date or the date on which the Corporation shall have received the certificate(s) representing the shares to be converted, and at such time the rights of the holder of such shares as such holder shall cease, and the person(s) in whose name(s) any certificate(s) for shares shall be issuable upon such conversion shall be deemed to have become the holder of record of such shares of Voting Common Stock.

         4. Reserved for Issuance. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Voting Common Stock, shares of Voting Common Stock in a quantity sufficient to provide for the conversion of all outstanding shares of Nonvoting Common Stock into Voting Common Stock.

    C. Preferred Stock. Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law."

                                         III.

    The amendment to the Corporation's Certificate of Incorporation set forth herein was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

                                         IV.

    Upon the filing in the Office of the Secretary of State of the State of Delaware of this Certificate of Amendment, the shares of Common Stock, par value $.01 per share, of the Corporation (the "Old Common") issued and outstanding immediately prior to such filing of this Certificate of Incorporation are hereby automatically reclassified and changed without any action on the part of the stockholders of the Corporation so that each share of Old Common becomes one share of Voting Common Stock.

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Ronald J. Adams, its President, and attested to by Peter W. Rothberg, its Assistant Secretary, this __th day of September, 1997.

                                            CONSOLIDATED STAINLESS, INC.



                                              By:__________________________
                                                 Ronald J. Adams
                                                 President

ATTEST:


By:__________________________
   Peter W. Rothberg,
   Assistant Secretary

                          CONSOLIDATED STAINLESS, INC.

                      PROXY-ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 25, 1997

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS OF CONSOLIDATED STAINLESS, INC. TO BE HELD ON SEPTEMBER 25, 1997. THE SHAREHOLDER HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN ANY PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN ANOTHER PROPER FORM OF PROXY.

    The undersigned, a shareholder of Consolidated Stainless, Inc. (the "Corporation"), hereby revoking any proxy hereinbefore given, does hereby appoint Harvey B. Adams and Ronald J. Adams, or either of them, as his proxy with full power of substitution, for and in the name of the undersigned to attend the Annual Meeting of the Shareholders to be held on September 25, 1997 at 95 Bennett Street, Auburndale, Florida, at 10:00 a.m., local time, and at any adjournments thereof, and to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of said Corporation which the undersigned would be entitled to vote if personally present at the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW AND FOR ALL PROPOSALS.

1.         ELECTION OF DIRECTORS
           Election of the following proposed directors to hold office until the next Annual Meeting of
           Shareholders or until their successors shall be elected and shall qualify: Harvey B. Adams, Ronald J.
           Adams, David M. Barnes and Stephen A. Weiss.
           FOR ALL NOMINEES (EXCEPT AS MARKED TO THE CONTRARY) / /              WITHHOLD ALL NOMINEES / /
           AUTHORITY TO WITHHOLD A VOTE FOR ANY OF THE ABOVE NAMED INDIVIDUALS SHOULD BE INDICATED BY LINING
           THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.
2.         Ratify the Appointment of BDO Seidman, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1997.
                           / /  FOR                           / /  AGAINST                           / /  ABSTAIN
           To authorize an amendment to the Company's Certificate of Incorporation to increase the Company's
3.         authorized capital by (i) redesignating the shares of the Company's authorized voting Common Stock as
           Class A Voting Common Stock and (ii) creating a new class of Non-Voting Class B Common Stock, of which
           300,000 shares of Non-Voting Class B Common Stock will be authorized.
                           / /  FOR                           / /  AGAINST                           / /  ABSTAIN

4.         To authorize an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of voting Common Stock available for the granting of options thereunder from 800,000 shares to 1,100,000 shares.

                           / /  FOR                           / /  AGAINST                           / /  ABSTAIN
5.         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
           BEFORE THE MEETING.

                           / /  FOR                           / /  AGAINST                           / /  ABSTAIN

                                                                                              Dated:
                                                                                              ------------------------------------,

                                                                                              1997
                                                                                                            Signature

                                                                                              --------------------------------------
                                                                                                            Print Name

                                                                                              --------------------------------------
                                                                                                    Signature, if Jointly Held

                                                                                              --------------------------------------
                                                                                                            Print Name
                                                                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                                                                              APPEARS HEREIN. If signing as
                                                                                              attorney, executor, administrator,
                                                                                              trustee or guardian, indicate such
                                                                                              capacity. All joint tenants must sign.
                                                                                              If a corporation, please sign in full
                                                                                              corporate name by president or other
                                                                                              authorized officer. If a partnership,
                                                                                              please sign in partnership name by
                                                                                              authorized person.

                                                                                              The Board of Directors requests that
                                                                                              you fill in the date and sign the
                                                                                              Proxy and return it in the enclosed
                                                                                              envelope.

                                                                                              IF THE PROXY IS NOT DATED IN THE ABOVE
                                                                                              SPACE, IT IS DEEMED TO BE DATED ON THE
                                                                                              DAY ON WHICH IT WAS MAILED BY THE
                                                                                              CORPORATION.